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                      Exhibit 23.3 Consent of FinPro, Inc.

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                               [FinPro Letterhead]

                                                20 Church Street o  P.O. Box 323
                                                   Liberty Corner, NJ 07938-0323
                                           (908) 604-9336 o (908) 604-5951 (FAX)
                                          finpro@finpronj.com o www.finpronj.com
                                          -------------------   ----------------


December 12, 2003

Board of Directors
Clifton Savings Bancorp, Inc.
Clifton Savings Bank, S.L.A.
1433 Van Houten Avenue
Clifton, NJ 07015

Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc., in the Notice of Mutual Holding Company Reorganization on Form MHC-1 and Application for Approval of a Minority Stock Issuance on Form MHC-2 of Clifton Savings Bank, S.L.A., Clifton, New Jersey, and any amendments thereto, and in the Registration Statement on Form S-1 and any amendments thereto filed by Clifton Savings Bancorp, Inc. We also hereby consent to the use of our firm's name and the inclusion of, summary of, and references to our Appraisal Report in such filings including the Prospectus, the Form S-1, the Form MHC-1 and the Form MHC-2.


                                                     Very Truly Yours,

                                                     /s/ FinPro, Inc.

                                                     FinPro, Inc.